Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering the Corporation’s common stock for issuance under the Bank of America Corporation Equity Plan, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 26, 2021

/s/ Paul M. Donofrio Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	April 27, 2021

/s/ Rudolf A. Bless Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	April 28, 2021

/s/ Sharon L. Allen Sharon L. Allen	Director	April 29, 2021

/s/ Susan S. Bies Susan S. Bies	Director	May 3, 2021

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	May 1, 2021

/s/ Pierre de Weck Pierre J.P. de Weck	Director	April 29, 2021

/s/ Arnold W. Donald Arnold W. Donald	Director	April 28, 2021

/s/ Linda P. Hudson Linda P. Hudson	Director	April 25, 2021

/s/ Monica C. Lozano Monica C. Lozano	Director	April 26, 2021

/s/ Thomas J. May Thomas J. May	Director	April 26, 2021

/s/ Lionel L. Nowell III Lionel L. Nowell III	Director	April 26, 2021

/s/ Denise L. Ramos Denise L. Ramos	Director	April 25, 2021

/s/ Clayton S. Rose Clayton S. Rose	Director	Aril 26, 2021

/s/ Michael D. White Michael D. White	Director	April 26, 2021

/s/ Thomas D. Woods Thomas D. Woods	Director	April 28, 2021

/s/ R. David Yost R. David Yost	Director	April 27, 2021

/s/ Maria T. Zuber Maria T. Zuber	Director	April 26, 2021

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